UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CREDIT SUISSE INSTITUTIONAL FUND, INC. CREDIT SUISSE SMALL CAP GROWTH FUND, INC. CREDIT SUISSE FIXED INCOME FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CREDIT SUISSE FUNDS
Credit Suisse Asset Management Securities, Inc., Distributor
P.O. Box 55030	Phone 800 927 2874
Boston
Massachusetts
02205-5030

November 21, 2006

** Urgent Action Required **

Special Meeting of Shareholders

Adjourned until December 5, 2006

Dear Shareholder:

The special meeting of shareholders originally scheduled for November 21, 2006 has been adjourned until December 5, 2006.   Although the response is favorable, each fund is in jeopardy of not receiving the necessary votes.  Until a sufficient number of votes are obtained, the meeting of shareholders cannot be held.  At this point we have not received your vote and we would greatly appreciate you acting on this matter today by utilizing one of the following convenient voting options:

1)           Vote by Telephone: Call the toll free number listed on your voting form.  Have the control number found on your form ready when prompted.

2)           Vote by Internet: Go to website listed on the voting form and enter the control number and follow the instructions on the site.

3)           Vote by Mail: Sign and date your card.  Mail in the enclosed envelope.

4)           Vote by Fax: Fax your proxy card to D.F. King & Co., Attn:  Scott Perkins at (781) 356-4987.

For the reasons set forth in the Proxy Statement, the Board of Directors/Trustees unanimously recommends you vote FOR all proposals and believes the proposals are in the best interest of shareholders.

If you have any questions regarding the proxy, please call the Fund’s proxy solicitor, D.F. King & Co., Inc., toll free at 1-800-290-6424 between the hours of 8:00 a.m. and 10:00 p.m. Eastern Time Monday to Friday, or 11:00 a.m. to 6:00 p.m. Eastern Time on Saturday.

It is important that your voting instructions be received promptly.

YOUR VOTE IS IMPORTANT.  PLEASE VOTE TODAY.